EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Ragy Thomas, Founder, Chairman and Chief Executive Officer of Sprinklr Inc. (the “Company”), and Manish Sarin, Chief Financial Officer of the Company, each hereby certifies, to the best of his knowledge and pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

•the Annual Report on Form 10-K of the Company for the fiscal year ended January 31, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

•the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 3, 2023

/s/ Ragy Thomas	/s/ Manish Sarin
Ragy Thomas	Manish Sarin
Founder, Chairman and Chief Executive Officer (Principal Executive Officer)	Chief Financial Officer (Principal Financial and Accounting Officer)